Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of
China Jo-Jo Drugstores, Inc. and Subsidiaries

We consent to the use of our report dated June 29, 2010, with respect to the consolidated balance sheets of China Jo-Jo Drugstores, Inc. and Subsidiaries (the “Company”) as of March 31, 2010 and 2009, and the related consolidated statements of income and other comprehensive income, shareholders’ equity and cash flows for each of the years in the two-year period ended March 31, 2010, included herein by reference on the registration statement of the Company’s Form S-8, and to the reference to our firm under the heading “Experts” in the prospectus.

Frazer Frost

Brea, California
January 25, 2011

135 South State College Boulevard, Suite 300  |  Brea, California 92821  |  714.990.1040  |  frazerfrost.com

Los Angeles and Visalia, CA  |  Little Rock and Fayetteville, AR  |  Raleigh, NC

FRAZER FROST, LLP is an independent firm associated with Moore Stephens International Limited.